CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

E-REX, Inc.
11645 Biscayne Boulevard, Suite 210
Miami, FL 33181


     We hereby consent to the incorporation by reference in the Registration Statement on Form SB-2, of the following report filed with the Securities and Exchange Commission, which have been incorporated by reference in its entirety in the Registration Statement on Form SB-2.

     1. Our Report dated March 15, 2001, with respect to the financial statements of E_REX, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2000.


October 30, 2001

Gately & Associates, LLC

By: /s/ J. Gately
    _______________
    James P. Gately